EXHIBIT 32.2
                                 ------------


                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002


         In connection with the quarterly report of Paradigm Medical Industries, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2003, Gregory C. Hill hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002, that to the best of his knowledge:

         1.   The  quarterly  report fully  complies  with the  requirements  of
              Section 13(a) of the Securities Exchange Act of 1934; and

         2. The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.


November 14, 2003                           /s/  Gregory C. Hill
------------------                          --------------------
    (Date)                                  Gregory C. Hill,
                                            Vice President Finance, Treasurer
                                            and Chief Financial Officer
                                            (principal financial and accounting
                                            officer)